Exhibit 10.1

GLOBAL BRASS AND COPPER HOLDINGS, INC.
2016 PERFORMANCE SHARE AWARD AGREEMENT

THIS PERFORMANCE SHARE AWARD AGREEMENT (the “Agreement”), effective as of February 11, 2016 (the “Date of Grant”), is made by and between Global Brass and Copper Holdings, Inc., a Delaware corporation (the “Company”), and [                               ] (the “Participant”).
WHEREAS, the Company has adopted the Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan (the “Plan”), pursuant to which Performance Shares may be granted;
WHEREAS, the Company at its 2016 annual meeting of stockholders intends to seek stockholder approval to amend the Plan to, among other provisions, increase the amount of common stock which may be awarded; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the Performance Shares provided for herein to the Participant subject to the terms set forth herein.
NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.    Grant of Performance Shares.
(a)Grant. Subject to the terms and conditions set forth in this Agreement and as otherwise provided in the Plan, the Company grants the Participant [ ] performance shares (the “Performance Shares”). This grant is contingent upon the stockholders of the Company approving an increase in the number of shares available for issuance under the amended Plan at the Company’s 2016 annual meeting of stockholders. Unless and until an increase in the number of shares available for issuance under the amended Plan is approved by stockholders of the Company at such meeting, no shares of Common Stock (or certificates representing such shares) shall be issued to the Participant respecting vested Performance Shares.
The Performance Shares shall be credited to a separate book-entry account maintained for the Participant on the books of the Company. Shares of Common Stock underlying the Performance Shares, to the extent earned in accordance with Exhibit A, shall be issued and delivered to the Participant as follows: one half of the Performance Shares earned as of the end of the Performance Period shall be issued to the Participant on or within thirty (30) calendar days following the determination in 2018 (but in no event later than December 31, 2018) by the Board or an appropriate committee thereof that Performance Shares have been earned by the Participant (the “Initial Vesting Date”), and the remaining one half of the Performance Shares earned as of the end of the Performance Period shall be issued to the Participant on the first anniversary of the Initial Vesting Date (collectively, the “Vesting Dates”) provided that, except as provided in Section 3 hereof, the Participant is in the employ of the Company or its Affiliates on each applicable Vesting Date.
(b)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the meaning as set forth in the Plan. In the event of a conflict between the Plan and this Agreement, the terms and conditions of the Plan shall govern. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s legal representative in respect of any questions arising under the Plan or this Agreement.
(c)Acceptance of Agreement. The Participant agrees to be bound by the terms of this Agreement and the Plan. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three (3) business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).
2.Dividend Equivalents. Each Performance Share shall be credited with Dividend Equivalents, which shall be withheld by the Company in a separate book-entry account maintained for the Participant on the books of the Company. Dividend Equivalents credited to the Participant’s account and attributable to a Performance Share shall be distributed (without interest) to the Participant at the same time as the underlying Common Stock is delivered upon settlement of such Performance Share and, if such Performance Share is forfeited, the Participant shall have no right to such Dividend Equivalents.
3.Termination of Employment; Change of Control. Except as provided in this Section 3, if the Participant’s employment with the Company or any Affiliate, as applicable, terminates for any reason, then all unvested Performance Shares shall be cancelled immediately and the Participant shall immediately forfeit any rights to such Performance Shares.
(a)If, following a Change in Control, the Participant’s employment or service is terminated by the Company without Cause, by the Participant for Good Reason (as defined in the Participant’s employment, severance protection agreement or similar agreement, provided that if no such agreement exists or no definition of Good Reason is provided therein, then Good Reason shall not exist), or due to the Participant’s death or Disability, the requirement that the Participant remain in the employ of the Company or its Affiliates on the applicable Vesting Date shall be waived and the Participant shall receive payment in respect of the Performance Shares on or within thirty (30) calendar days following employment termination, as follows:
(i)if termination is before the Initial Vesting Date, (A) the total number of Performance Shares that would have been earned based on actual performance through the date of termination, as determined by the Committee, or (B) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the total number of Performance Shares that would have been earned based on the assumed achievement of target performance, as determined by the Committee, in either case, multiplied by a fraction, the numerator of which is the number of days elapsed between January 1, 2016 and the date of the Participant’s termination of employment or service, and the denominator of which is 1,095, and that number of Performance Shares shall be distributed, and
(ii)if termination is after the Initial Vesting Date, the remaining one half of the Performance Shares that were earned as of the end of the Performance Period based on actual performance, but are not scheduled to be distributed until the first anniversary of the Initial Vesting Date, shall be multiplied by a fraction, the numerator of which is the number of days elapsed between January 1, 2016 and the date of the Participant’s termination of employment or service, and the denominator of which is 1,095, and those Performance Shares shall be distributed.
(b)In the event of the Participant’s death, Disability, or retirement on or after the Participant has both attained age sixty (60) years and completed at least five (5) years of employment with or services to the Company or its Affiliates, the requirement that the Participant remain in the employ of the Company or its Affiliates on the applicable Vesting Date shall be waived and the Participant shall receive payment in respect of the Performance Shares for the Performance Period, if any, in accordance with Section 1(a), as follows:
(i)if termination is before the Initial Vesting Date, the total number of Performance Shares that would have been earned based on actual performance for the Performance Period shall be multiplied by a fraction, the numerator of which is the number of days elapsed between January 1, 2016 and the date of the Participant’s termination of employment or service, and the denominator of which is 1,095, and that number of Performance Shares shall be distributed on or within thirty (30) calendar days following the determination of performance for the Performance Period, and
(ii)if termination is after the Initial Vesting Date, the remaining one half of the Performance Shares that were earned as of the end of the Performance Period based on actual performance, but are not scheduled to be distributed until the first anniversary of the Initial Vesting Date, shall be multiplied by a fraction, the numerator of which is the number of days elapsed between January 1, 2016 and the date of the Participant’s termination of employment or service, and the denominator of which is 1,095, and those Performance Shares shall be distributed on or within thirty (30) calendar days following the employment termination.

4.Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock underlying the Performance Shares unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the shares of Common Stock underlying the Performance Shares and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such shares on the books of the Company.

5.Compliance with Legal Requirements.
(a)Generally. The granting and settlement of the Performance Shares, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local, and foreign laws, rules, and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on the Performance Shares as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which such Performance Shares are then listed or traded, and/or any blue sky or state securities laws applicable to such Performance Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. The Participant agrees to take all steps the Committee or the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising the Participant’s rights under this Agreement.
(b)Tax Withholding. Vesting and settlement of the Performance Shares shall be subject to the Participant satisfying any applicable federal, state, local, and foreign tax withholding obligations. The Company shall withhold from all amounts payable to the Participant in connection with the Performance Shares of Common Stock to satisfy any applicable taxes required by law.
6.Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may, in its sole discretion, cancel this Performance Share award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement, or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. Further, if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant shall forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of this Performance Share award, the sale or other transfer of this Performance Share award, or the sale of shares of Common Stock acquired in respect of this Performance Share award, and must promptly repay such amounts to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Performance Share award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee in its sole discretion, then the Participant shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, this Performance Share award shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

7.	Miscellaneous.
(a)Transferability. The Performance Shares may not be assigned, alienated, pledged, attached, sold, gifted, loaned or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Plan. In addition, the Participant agrees to comply with any written holding requirement policy adopted by the Company for employees.
(b)Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(c)Section 409A. The Performance Shares are intended to be exempt from, or compliant with, Code Section 409A. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Code Section 409A or could cause the Participant to incur any tax, interest or penalties under Code Section 409A, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Code Section 409A, or to avoid the incurrence of taxes, interest and penalties under Code Section 409A, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Code Section 409A. This Section 7(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Performance Shares will not be subject to interest and penalties under Section 409A. References to termination of employment in this Agreement shall be construed to mean a separation from service within the meaning of Code Section 409A. To the extent that the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s separation from service, no amount that constitutes deferred compensation subject to Section 409A that is payable upon account of the Participant’s separation from service will be paid before the date that is the first day of the seventh month following the separation from service or, if earlier, the date of the Participant’s death (the “Delayed

Payment Date”). All such amounts that would be paid, but for the preceding sentence, before the Delayed Payment Date will be accumulated and paid as soon as practicable following the Delayed Payment Date.
(d)General Assets. All amounts credited in respect of the Performance Shares to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.
(e)Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal executive office.
(f)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(g)No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.
(h)Fractional Shares. In lieu of issuing a fraction of a share of Common Stock resulting from an adjustment of the Performance Shares pursuant to Section 12 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount equal to the Fair Market Value of such fractional share.
(i)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the General Counsel of the Company at the Company’s principal executive office. If no designated beneficiary survives the Participant, the Participant’s estate shall be deemed to be the Participant’s beneficiary.
(j)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(k)Securities Laws. The Participant agrees that the obligation of the Company to issue Performance Shares shall also be subject, as conditions precedent, to compliance with applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company’s securities shall be listed.
(l)Performance Compensation Award. The Performance Shares granted under this Agreement shall be a Performance Compensation Award intended to qualify as “performance-based compensation” under Code Section 162(m), to the extent Code Section 162(m) is reasonably expected to apply.
(m)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations in respect thereto. No change, modification, or waiver of any provision of this Agreement shall be valid unless in writing and signed by the parties hereto, except for any changes permitted without consent under Section 12 of the Plan.
(n)Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware. The Participant submits to the in personam jurisdiction of the federal and state courts in the district or county, respectively, in which Schaumburg, Illinois is situate and agrees that such courts shall be the sole and exclusive forum for the resolution of any disputes regarding the Plan or this Agreement.
(o)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(p)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as set forth below.

GLOBAL BRASS AND COPPER HOLDINGS, INC.
By: ___________________________________
Name: ________________________________
Title: _________________________________

____________________________________
[insert name of Participant]

SCHEDULE A
Subject to the terms and conditions of the Agreement, the Participant shall be granted [ ] Performance Shares, subject to the achievement of ROIC (as further set forth below) for the Performance Period. The number of Performance Shares that are earned by the Participant shall be based on the ROIC achievement as set forth in the chart below, and such earned Performance Shares (if any) shall be settled in Shares of Common Stock and delivered to the Participant as set forth in Section 1(a) of the Agreement.
*The accumulated ROIC dollars and the ROIC percentage have been derived by management using its 3-year projections

Notwithstanding the foregoing, no more than 100% of the Performance Shares shall be earned unless the average of the closing prices of the Company’s Common Stock over the last twenty (20) trading days of 2017 (the end of the Performance Period) equals at least $23.00 (adjusted for dividends, cash distributions and change in capital structure described in Section 12 of the Plan).
For the avoidance of doubt, if at the end of the Performance Period, the Company’s ROIC percentage is less than 12.3% or the Company’s Accumulated ROIC dollars is less than $134 million, then all Performance Shares subject to vesting in that Performance Period will be forfeited.
For example: In the event the Company achieves a ROIC percentage of 13.00%, and the Company accumulates ROIC dollars equal to $145.0 million, the Participant shall have achieved a payout of 150% of their Performance Shares.
DEFINITIONS
“EBIT” means earnings before interest taxes calculated based on the sum of GAAP “Income (loss) before taxes and equity income” and “Interest expense”.
“Performance Period” means the 24-month period ending December 31, 2017.
“ROIC” means NOPAT divided by Invested Capital.

“NOPAT” means the Company’s “EBIT”, less taxes estimated at a 36% tax rate plus “Equity income (loss) net of tax”. In calculating NOPAT for purposes of this Agreement, the following adjustment will be made to correct for certain unusual income and expense items: EBIT will be increased by the total of adjustments between the Company’s EBITDA and Consolidated Adjusted EBITDA.
“Invested Capital” means the Company’s twelve month average GAAP assets excluding cash, less the Company’s GAAP liabilities excluding long term debt. In calculating Invested Capital for purposes of this Agreement, the following adjustment will made to correct for certain anomalies in the GAAP cost of inventory and fixed assets: Invested capital will be increased by the difference between inventory valued at Market vs. the GAAP basis of LIFO, plus the current fair value (fair value at acquisition less estimated depreciation) of assets acquired from Olin Corporation for which no value was assigned in the opening Balance sheet purchase price allocation.